Exhibit 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-3 (No. 333 - 81067) and Form S-8 (No. 2 - 78324, No. 33 - 69224, No. 33 - 83400, No. 333 - 09271, No. 333 - 64043, No. 333 - 84237, No.
333 - 47794,  No. 333 - 66138,  and No.  333-108842)  of  Standard  Microsystems
Corporation of our report dated May 16, 2005, relating to the consolidated financial statements, financial statement schedule, and management's assessment of the effectiveness of internal control over financial reporting, which appears in this Form 10-K.



/s/    PricewaterhouseCoopers LLP

New York, New York
May 16, 2005